UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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J&J Snack Foods

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PROXY STATEMENT

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
February 7, 2006

TO OUR SHAREHOLDERS:

The Annual Meeting of Shareholders of J & J SNACK FOODS CORP. will be held on Tuesday, February 7, 2006 at 10:00 A.M., E.S.T., at The Cherry Hill Hilton, Route 70 and Cuthbert Road, Cherry Hill, New Jersey 08034 for the following purposes:

1.	To elect one director; and

2.	To consider and act upon such other matters as may properly come before the meeting and any adjournments thereof.

The Board of Directors has fixed December 10, 2005 as the record date for the determination of shareholders entitled to vote at the Annual Meeting. Only shareholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting.

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY. A SELF-ADDRESSED, STAMPED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

By Order of the Board of Directors,
Dennis G. Moore,
Secretary

December 20, 2005

6000 Central Highway
Pennsauken, New Jersey 08109

PROXY STATEMENT

The enclosed proxy is solicited by and on behalf of J & J Snack Foods Corp. (“J & J”) for use at the Annual Meeting of Shareholders to be held on Tuesday, February 7, 2006 at 10:00 A.M., E.S.T., at The Cherry Hill Hilton, Route 70 and Cuthbert Road, Cherry Hill, New Jersey 08034 and at any postponement or adjournment thereof. The approximate date on which this Proxy Statement and the accompanying form of proxy will first be sent or given to shareholders is December 20, 2005. Sending a signed proxy will not affect the shareholder’s right to attend the Annual Meeting and vote in person since the proxy is revocable. The grant of a later proxy revokes this proxy. The presence at the meeting of a shareholder who has given a proxy does not revoke the proxy unless the shareholder files written notice of the revocation with the secretary of the meeting prior to the voting of proxy or votes the shares subject to the proxy by written ballot.

The expense of the proxy solicitation will be borne by J & J. In addition to solicitation by mail, proxies may be solicited in person or by telephone, telegraph, E-mail or teletype by directors, officers or employees of J & J without additional compensation. J & J is required to pay the reasonable expenses incurred by record holders of the common stock, no par value per share, of J & J (the “Common Stock”) who are brokers, dealers, banks or voting trustees, or other nominees, for mailing proxy material and annual shareholder reports to any beneficial owners of Common Stock they hold of record, upon request of such record holders.

A form of proxy is enclosed. If properly executed and received in time for voting, and not revoked, the enclosed proxy will be voted as indicated in accordance with the instructions thereon. If no directions to the contrary are indicated, the persons named in the enclosed proxy will vote all shares of Common Stock for the election of the nominees for director.

The enclosed proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the meeting: (i) matters which J & J does not know about a reasonable time before the proxy solicitation, and are presented at the meeting; (ii) approval of the minutes of a prior meeting of shareholders, if such approval does not amount to ratification of the action taken at the meeting; (iii) the election of any person to any office for which a bona fide nominee is unable to serve or for good cause will not serve; and (iv) matters incident to the conduct of the meeting. In connection with such matters, the persons named in the enclosed form of proxy will vote in accordance with their best judgment.

J & J had 9,147,351 shares of Common Stock outstanding at the close of business on December 10, 2005 the record date. The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on a particular matter constitutes a quorum for the purpose of considering such matter. Each share of Common Stock is entitled to one vote on each matter which may be brought before the Meeting. The election of directors will be determined by a plurality vote and the nominee receiving the most “for” votes will be elected. Approval of any other proposal will require the affirmative vote of a majority of the shares cast on the proposal. An abstention, withholding of authority to vote for or broker non-vote, therefore, will not have the same legal effect as an “against” vote and will not be counted in determining whether the proposal has received the required shareholder vote. Shareholders do not have approval or dissenter rights with respect to election of directors.

PROPOSAL 1
INFORMATION CONCERNING NOMINEE FOR ELECTION TO BOARD

One (1) director is expected to be elected at the Annual Meeting to serve on the Board of Directors of J & J until the expiration of his term as indicated below and until his successor is elected and has qualified.

The following table sets forth information concerning J & J’s nominee for election to the Board of Directors. If the nominee becomes unable or for good cause will not serve, the persons named in the enclosed form of proxy will vote in accordance with their best judgment for the election of such substitute nominee as shall be designated by the Board of Directors. The Board of Directors of J & J expects the nominee to be willing and able to serve.

Name	Age	Position	Year of Expiration of Term as Director

Peter G. Stanley	63	Director	2011

INFORMATION CONCERNING CONTINUING
DIRECTORS AND EXECUTIVE OFFICERS

Name	Age	Position	Year of Expiration of Term as Director

Sidney R. Brown	48	Director	2008
Leonard M. Lodish	62	Director	2009
Dennis G. Moore	50	Senior Vice President, Chief Financial Officer, Secretary, Treasurer and Director	2007
Gerald B. Shreiber	64	Chairman of the Board, Chief Executive Officer, Director	2010
Peter G. Stanley	63	Director	2006
Daniel Fachner	45	President, The ICEE Company	—
Michael Karaban	59	Senior Vice President, Marketing	—
Robert M. Radano	56	Senior Vice President, Chief Operating Officer	—

Sidney R. Brown is the Chief Executive Officer of NFI Industries, Inc., a comprehensive provider of freight transportation, warehousing, third party logistics, contract manufacturing and real estate development. He is Vice Chairman of Sun National Bank, a national bank operating in New Jersey, Delaware and Pennsylvania. He became a director in 2003.

Leonard M. Lodish became a director in 1992. He is Samuel R. Harrell Professor in the Marketing Department and Vice Dean, Wharton West of The Wharton School at the University of Pennsylvania where he has been a professor since 1968. He is a Director of Franklin Electronic Publishing, Inc.(maker of portable electronic reference works).

Dennis G. Moore joined the Company in 1984, and has served in various capacities since that time. He was named Chief Financial Officer in 1992 and was elected to the Board of Directors in 1995.

Gerald B. Shreiber is the founder of the Company and has served as its Chairman of the Board, President, and Chief Executive Officer since its inception in 1971.

Peter G. Stanley became a director in 1983. Since November 1999 he is a Senior Vice President of Emerging Growth Equities, Ltd., an investment banking firm.

Daniel Fachner has been an employee of The ICEE Company since 1979 and became its President in August 1997.

Michael Karaban has been an employee of J & J Snack Foods Corp. in charge of its Marketing Department since 1990, and in February 2002 was elected its Senior Vice President, Marketing.

Robert M. Radano joined the Company in 1972 and in May 1996 was named Chief Operating Officer of the Company. Prior to becoming Chief Operating Officer, he was Senior Vice President, Sales responsible for national foodservice sales of the Company.

Board of Directors, Committees and Attendance at Meetings

The Board of Directors held 4 meetings during fiscal 2005. Each director attended at least 75 percent of the meetings of the Board and committees of which he was a member. Attendance at the Annual Meeting of Stockholders is encouraged for Board Members. All Board Members attended the 2005 Annual Meeting. Security holders can send communication to the Board of Directors (or any individual director) by sending such communication c/o the Company’s Secretary (at the Company’s address set forth above).

The Audit Committee

The Audit Committee is comprised of directors Stanley (Chairman), Brown and Lodish, each of whom qualifies as an independent director and meets the other requirements to serve on the Audit Committee under rules of the Nasdaq Stock Market. The principal functions of the Audit Committee include, but are not limited to, (i) the oversight of the accounting and financial reporting processes of the Company and its internal control over financial reporting; (ii) the oversight of the quality and integrity of the Company’s financial statements and the independent audit thereof; and (iii) the approval, prior to the engagement of, the Company’s independent auditors and, in connection therewith, to review and evaluate the qualifications, independence and performance of the Company’s independent auditors. The Audit Committee convened six (6) times during the 2005 fiscal year.

The Audit Committee currently does not have an Audit Committee Financial Expert, as such term is defined in Section 407 of the Sarbanes-Oxley Act of 2002. The Audit Committee believes that the background and experience of its members allow them to perform their duties as members of the Audit Committee. This background and experience includes a former banker and current investment banker who regularly reviews financial statements of companies, a Professor at The Wharton School of the University of Pennsylvania, one of the leading business schools in the United States, and a Chief Executive Officer of a substantial private company with financial oversight responsibilities.

The Compensation Committee

The Compensation Committee is comprised of directors Brown (Chairman), Lodish and Stanley, each of whom qualifies as an independent director under the rule of the Nasdaq Stock Market, as a non-employee director under Rule 16b-3 of the Securities Exchange Act of 1934, and as an outside director under Section 162(m) of the Internal Revenue Service. The Committee has responsibility for administering all elements of compensation for elected corporate offices and certain other senior management positions. It also administers the Company’s Stock Option Plan. The Compensation Committee held one meeting during fiscal 2005.

The Nominating Committee

The Nominating and Governance Committee is comprised of directors Lodish (Chairman), Brown and Stanley, each of whom qualifies as an independent director under rules of the Nasdaq Stock Market. This Committee’s primary responsibilities are to (1) make recommendations to the Board of Directors regarding composition of the Board and committees of the Board, (2) identify individuals qualified to become Board members and recommend to the Board qualified individuals to be nominated for election or appointed to the Board, (3) develop a succession plan for the Company’s Chief Executive Officer and (4) develop corporate governance guidelines applicable to the Company. The Committee will consider nominees for directors recommended by stockholders. Any stockholder may recommend a prospective nominee for the Committee’s consideration by submitting in writing to the Company’s Secretary (at the Company’s address set forth above) the prospective nominee’s name and qualifications. The Nominating and Governance Committee was first established during fiscal 2005 and did not hold a meeting. The Board has approved a written Charter for the Committee which is available at http://www.jjsnack.com/CG.ASP.

SECURITY OWNERSHIP
OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of December 1, 2005 concerning (i) each person or group known to J & J to be the beneficial owner of more than 5% of Common Stock, (ii) each director of the Company, (iii) the Company’s Chief Executive Officer and each of the Company’s four most highly compensated executive officers for the 2005 fiscal year, and (iv) the beneficial ownership of Common Stock by the Company’s directors and all executive officers as a group. Except as otherwise noted, each beneficial owner of the Common Stock listed below has sole investment and voting power. The Board of Directors has approved a two-for one stock split per share of its common stock to be distributed January 5, 2006 to shareholders of record as of the close of business on December 15, 2005. All share information in this Proxy Statement reflects holdings prior to the stock split.

Name and Address of Beneficial Owner	Shares Owned Beneficially (1)		Percent of Class

Directors, Nominees and Named Executive Officers
Gerald B. Shreiber	2,364,056	(2)	25%
6000 Central Highway Pennsauken, NJ 08109
Sidney R. Brown	3,000	(3)	*
Leonard M. Lodish	30,300	(4)	*
Dennis G. Moore	51,952	(5)	*
Robert M. Radano	66,436	(6)	*
Peter G. Stanley	44,161	(4)(7)	*
Daniel Fachner	19,554	(8)	*
Michael Karaban	18,041	(9)	*
All executive officers and directors as a group (8 persons)	2,597,500	(10)	28%

Five percent Shareholders

Lord Abbett & Co, LLC
90 Hudson Street
Jersey City, NJ 07302	598,163		7%

*	Less than 1%

(1)
The securities “beneficially owned” by a person are determined in accordance with the definition of “beneficial ownership” set forth in the regulations of the Securities and Exchange Commission and, accordingly, include securities owned by or for the spouse, children or certain other relatives of such person as well as other securities as to which the person has or shares voting or investment power or has the right to acquire within 60 days of Record Date. The same shares may be beneficially owned by more than one person. Beneficial ownership may be disclaimed as to certain of the securities.

(2)
Includes 175,000 shares of Common Stock issuable upon the exercise of options granted to Mr. Shreiber and exercisable within 60 days from the date of this Proxy Statement, and 61,275 shares owned by a charitable foundation in which Mr. Shreiber has the right to vote and dispose of the shares.

(3)	Includes 3,000 shares of Common Stock issuable under the Deferred Stock Plan.

(4)
Includes 21,000 shares of Common Stock issuable upon the exercise of options and exercisable within 60 days from the date of this Proxy Statement and 7,500 shares issuable under the Deferred Stock Plan.

(5)	Includes 14,314 shares of Common Stock issuable upon the exercise of options granted to Mr. Moore and exercisable within 60 days from the date of this Proxy Statement.

(6)	Includes 2,598 shares of Common Stock issuable upon the exercise of options granted to Mr. Radano and exercisable within 60 days from the date of this Proxy Statement.

(7)	Includes 15,661 shares owned jointly with Mr. Stanley’s spouse with shared voting and investment power.

(8)	Includes 2,598 shares of Common Stock issuable upon the exercise of options granted to Mr. Fachner and exercisable within 60 days from the date of this Proxy Statement.

(9)	Includes 2,200 shares of Common Stock issuable upon the exercise of options granted to Mr. Karaban and exercisable within 60 days from the date of this Proxy Statement.

(10)
Includes 238,710 shares of Common Stock issuable upon the exercise of options granted to executive officers and directors of J & J and exercisable within 60 days from the date of this Proxy Statement and 18,000 shares issuable under the Deferred Stock Plan.

Compensation Committee Report

The Compensation Committee of the Board of Directors is responsible for determining the compensation to be paid and the benefits to be provided to the Company’s Executive Officers.

The Company’s compensation is comprised of base salary, bonus, long term incentive compensation in the form of stock options, and various benefits generally available to all full-time employees of the Company, including participation in group medical and life insurance plans and the 401(K) Profit Sharing Plan.

Base Salary

The base salary level for the Company’s Chief Executive Officer is competitively set relative to companies in the food industry that are similar to the Company. In obtaining this information, the Company informally reviews newspaper and trade journal reports and information gathered from discussion with others in the industry. No formal survey is undertaken. Base salary for other Executive Offices was historically set by the Chief Executive Officer. The Compensation Committee reviewed these salaries and approved increases averaging 3.8 percent.

Cash Bonuses

Cash bonuses are designed to motivate Executive Officers to achieve near-term financial objectives consistent with the Company’s overall business strategies. The bonus for Mr. Shreiber was determined pursuant to the formulae approved by the shareholders at the 2004 annual meeting. This bonus is equal to 2.5 percent of the Company’s Net Earnings. For the other Executive Officers, bonuses are in some cases linked primarily to achieving increases from the prior year’s sales and/or earnings. In other cases, bonuses reflect a more subjective view of an individual’s performance.

Stock Options

The Company uses the Stock Option Plan as its long-term incentive plan for executive officers and key employees. The objectives of this Plan are to align the long term interests of executive officers and shareholders by creating a direct link between executive compensation and shareholder return and to enable executives to develop and maintain a significant long term equity interest in the Company. Options given to the Chief Executive Officer had been fixed according to the Company’s Stock Option Plan. Mr. Shreiber elected not to take the 10,000 options that he was entitled to receive under the Stock Option Plan. Options given to other executive officers are recommended by the Chief Executive Officer and approved by the Compensation Committee. No stock options were issued to the other executive officers during fiscal 2005.

Tax Deductibility under Section 162(m)

Section 162(m) of the U.S. Internal Code of 1986 limits deductibility of compensation in excess of $1 million paid to the Company’s Chief Executive Officer and to each of the other four highest-paid executive officers unless this compensation qualifies as “performance-based”. Based on the applicable tax regulations, any taxable compensation derived from the exercise of stock options by senior executives under the Company’s Stock Option Plans should qualify as performance-based. The bonus to Mr. Shreiber should also qualify as performance-based. The Company did not pay any compensation for fiscal 2005 that will not be deductible due to Section 162(m). However, the Committee is not precluded from doing so in the future should it determine that such payments or awards are necessary to retain and motivate key executives.

COMPENSATION COMMITTEE
SIDNEY R. BROWN (Chairman)
LEONARD M. LODISH
PETER G. STANLEY

EXECUTIVE COMPENSATION

Summary Compensation

The following table sets forth certain information regarding the compensation paid to the Chief Executive Officer and each of the four other most highly compensated executive officers of the Company for services rendered in all capacities for fiscal 2005, 2004 and 2003:

Summary Compensation Table

	Annual Compensation				Long Term Compensation Awards

Name and Principal Position	Year	Salary	Bonus	All Other (1)	Options	All Other Compensation (2)

Gerald B. Shreiber	2005	$600,000	$651,000	$906,000	-0-	$6,000
Chairman of the Board,	2004	$575,000	$568,000	$707,000	10,000	$6,000
President, Chief Executive	2003	$550,000	$500,000	$306,000	-0-	$6,000
Officer and Director

Robert M. Radano	2005	$271,000	$146,000	$121,000	-0-	$6,000
Chief Operating Officer and	2004	$259,000	$125,000	$164,000	2,448	$6,000
Senior Vice President, Sales	2003	$250,000	$120,000	$38,000	2,967	$6,000

Dennis G. Moore	2005	$287,000	$160,000	-0-	-0-	$6,000
Senior Vice President, Chief	2004	$277,000	$142,000	$79,000	2,448	$6,000
Financial Officer and	2003	$267,000	$137,000	$64,000	2,967	$6,000
Director

Daniel Fachner	2005	$271,000	$222,000	$273,000	-0-	$6,000
President	2004	$264,000	$220,000	$59,000	2,448	$6,000
The ICEE Company	2003	$255,000	$215,000	$65,000	2,967	$6,000

Michael Karaban	2005	$218,000	$40,000	$79,000	-0-	$6,000
Senior Vice President —	2004	$209,000	$32,000	$109,000	2,000	$6,000
Marketing	2003	$203,000	$27,000	$31,000	2,000	$6,000

(1)	Value realized upon the exercise of stock options.

(2)	401(K) Profit Sharing Plan Contribution.

Equity Compensation Plan

The following table provides information as of September 24, 2005 about the shares of the Company’s common stock that may be issued upon the exercise of options under the Company’s equity compensation plans which are the 1992 Stock Option Plan, the 2002 Stock Option Plan and the Employee Stock Purchase Plan.

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of Securities remaining available for future issuance under equity compensation plans [excluding securities reflected in column 1]

Equity compensation plans	640,000	$26.45	564,000
approved by security holders

Equity compensation plans	N/A	N/A	N/A
not approved by security holders

Option Grants in Last Fiscal Year

The Chief Executive Officer waived his right to receive 10,000 stock options pursuant to the 2002 Stock Option Plan. The Company did not issue any stock options to the four other most highly compensated executive officers of the Company during fiscal 2005.

Option Exercises and Holdings

The following table summarizes exercises of stock options during fiscal year 2005 by the Chief Executive Officer and highly compensated executives and the number of unexercised options and the value of unexercised options held at the end of fiscal year 2005.

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Unexercised Options at FY-End(#) Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options at FY-End($) Exercisable/Unexercisable

Gerald B. Shreiber	25,000	$906,000	175,000/10,000	$4,367,000/143,000
Robert M. Radano	4,716	$121,000	0/8,013	$0/$142,000
Dennis G. Moore	-0-	$0	11,716/8,013	$457,000/$142,000
Daniel Fachner	8,716	$273,000	0/8,013	$0/$142,000
Michael Karaban	3,000	$79,000	0/6,200	$0/$108,000

Option Repricing

The following table sets forth information concerning repricings of options held by executive officers of the Company during the last ten completed fiscal years:

Ten-Year Option/SAR Repricings

Name	Date	Number of Securities Underlying Options/SARs Repriced or Amended (#)	Market Price of Stock at Time of Repricing or Amendment	Exercise Price at Time of Repricing or Amendment ($)	New Exercise Price ($)	Length of Original Option Term Remaining At Date of Repricing or Amendment

Robert M. Radano Senior Vice President, Chief Operating Officer	8/l/96	6,000*	$9.75	$12.375	$9.75	58 months

Dennis G. Moore Senior V.P., Chief Financial Officer, Secretary/Treasurer	8/l/96	6,000*	$9.75	$12.375	$9.75	58 months

Daniel Fachner President, The ICEE Company	8/l/96	5,000*	$9.75	$12.375	$9.75	58 months

Michael Karaban, Senior Vice President – Marketing	8/1/96	6,000*	$9.75	$12.375	$9.75	58 months

*
Effective August 1, 1996, above referenced options to purchase shares of Common Stock at an exercise price of $12.375 per share, granted on May 24, 1996, were canceled and replaced by options to purchase shares at an exercise price of $9.75 per share.

401(k) Profit Sharing Plan

J & J maintains a 401(K) Profit Sharing Plan for the benefit of eligible employees. J & J’s contribution is based upon the individual employee’s contribution. During the fiscal year ended September 24, 2005 contributions in the amount of $1,243,000 were made to the 401(K) Profit Sharing Plan.

Director Compensation

Each director receives annual grants under the Deferred Stock Plan of 1,500 shares as well as $750 per quarter as a retainer and $1,000 for attendance at each of its four quarterly Board meetings. In addition, the Chairman of the Audit Committee receives an annual fee of $5,000.

Employment Agreements and Change-in-Control Arrangements

There are no employment agreements or change-in-control arrangements with any of the named Executive Officers.

Certain Transactions

Frank Shreiber, brother of Gerald B. Shreiber, is J & J’s Director of Purchasing. During fiscal 2005, he was paid $103,000.00 in salary and bonus.

* $100 invested on 9/30/00 in stock or index-including reinvestment of dividends. Fiscal year ending September 30.

Copyright © 2002, Standard & Poor's, a division of The McGraw-Hill Companies, Inc. All rights reserved. www.researchdatagroup.com/S&P.htm

SHAREHOLDER PROPOSALS AND NOMINATIONS

Any stockholder who wishes to submit a proposal to be voted on or to nominate a person for election to the Board of Directors at the Company’s annual meeting of stockholders in 2007 must notify the Company’s Secretary (at the Company’s address set forth above) no earlier than July 26, 2006 and no later than August 25, 2006 (unless the date of the 2007 annual meeting is more than 30 days before or more than 60 days after February 10, 2007, in which case the notice of proposal must be received by the later of October 24, 2006 or the tenth day following the day the Company publicly announces the date of the 2007 annual meeting). The notice of a proposal or nomination must also include certain information about the proposal or nominee and about the stockholder submitting the proposal or nomination, as required by the Company’s By-Laws, and must also meet the requirements of applicable securities laws. Proposals or nominations not meeting these requirements will not be presented at the annual meeting.

For more information regarding stockholder proposals or nominations, you may request a copy of the By-Laws from the Company’s Secretary (at the Company’s address set forth above).

COMPLIANCE WITH SECTION 16(A) OF THE
SECURITIES EXCHANGE ACT OF 1934

Section 16(A) of the Securities Exchange Act of 1934 requires that the Company’s directors and executive officers, and persons who beneficially own more than ten percent of the Company’s Common Stock, file with the Securities and Exchange Commission reports of ownership and changes in ownership of Common Stock and other equity securities of the Company. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations received by it from such directors and executive officers, all Section 16(a) filing requirements applicable to the Company’s officers, directors and greater than ten-percent beneficial owners were complied with during fiscal 2005.

AUDIT COMMITTEE

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The primary purpose of the Audit Committee is to oversee the Company’s accounting and financial reporting process and the audits of the Company’s financial statements, as further detailed in the Committee’s Charter attached as Exhibit B to the Proxy Statement for the 2005 Annual Meeting.

The Company’s management is responsible for the integrity of the Company’s financial statements, as well as its accounting and financial reporting process and internal controls for compliance with applicable accounting standards, laws and regulations. The Company’s independent accountants, Grant Thornton LLP (“Grant Thornton”), are responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted auditing standards and expressing an opinion in their report on those financial statements.

The Audit Committee is responsible for monitoring and reviewing these processes, as well as the independence and performance of the Company’s independent accountants. The Audit Committee does not conduct auditing or accounting reviews or procedures. The Audit Committee has relied on management’s representation that the financial statements have been prepared with integrity and in conformity with generally accepted accounting procedures in the U.S. and on the independent accountants’ representations included in their report on the Company’s financial statements.

The Audit Committee reviewed and discussed with management the Company’s audited financial statements for fiscal year 2005. The Committee discussed with the Company’s independent accountants, Grant Thornton, the matters required to be discussed by the Codification of Statements on Auditing Standards 61, Communication with Audit Committees (as modified or supplemented). In addition, the Audit Committee received the written disclosures and the letter from Grant Thornton required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, discussed with Grant Thornton its independence from the Company, and considered whether the providing of non-audit services to the Company by Grant Thornton is compatible with maintaining Grant Thornton’s independence.

Based on these reviews and discussions and in reliance thereon, the Audit Committee recommended to the Board of Directors that the audited financial statements for the Company be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 24, 2005.

PETER G. STANLEY (Chairman)
SIDNEY R. BROWN
LEONARD M. LODISH

INDEPENDENT ACCOUNTANTS

It is contemplated that Grant Thornton LLP (“Grant Thornton”) will be selected to serve as the Company’s independent accountants for fiscal year 2006. Grant Thornton also served as the Company’s independent accountants for fiscal year 2005. A representative of Grant Thornton is expected to attend the Annual Meeting, will have an opportunity to make a statement if he so desires and will be available to respond to appropriate questions from stockholders.

Audit Fees

The following aggregate fees were billed to the Company in each of the last two fiscal years for professional services rendered by Grant Thornton for the audit of the Company’s annual financial statements and services that are normally provided by Grant Thornton in connection with statutory and regulatory filings or engagements for those fiscal years:

Fiscal Year 2005	$172,000

Fiscal Year 2004	$316,000

Audit-Related Fees

The following aggregate fees were billed to the Company in each of the last two fiscal years for (1) financial accounting and reporting services, and (2) acquisition-related services, in each case rendered by Grant Thornton and that were reasonably related to the performance of the audit or review of the Company’s financial statements but are not included in the audit fees reported above:

Fiscal Year 2005	$244,000

Fiscal Year 2004	$3,000

Tax Fees

The following aggregate fees were billed to the Company in each of the last two fiscal years for U.S. Federal, state and local tax planning, advice and compliance services, international tax planning, advice and compliance services:

Fiscal Year 2005	$112,000

Fiscal Year 2004	$131,000

All Other Fees

The following aggregate fees were billed to the Company in each of the last two fiscal years for services provided by Grant Thornton that are not included in the services reported above, which services related to audits of the Company’s Health and Welfare Plan and 401(k) Profit Sharing Plan.

Fiscal Year 2005	$22,000

Fiscal Year 2004	$16,000

Audit Committee Policies and Procedures on Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee has adopted policies and procedures requiring that the Company obtain the Committee’s pre-approval of all audit and permissible non-audit services to be provided by Grant Thornton as the Company’s independent accountants. Pre-approval is generally granted on a fiscal year basis, is detailed as to the particular service or category of services to be provided and is granted after consideration of the estimated fees for each service or category of service. Actual fees and any changes to estimated fees for pre-approved services are reported to the Committee on a quarterly basis.

Other Matters

The Audit Committee of the Board of Directors has considered whether the provision of tax services described above is compatible with maintaining the independence of the Company’s principal accountant. The Audit Committee has approved the performance of these services by Grant Thornton LLP.

OTHER MATTERS

The Company is not presently aware of any matters (other than procedural matters) which will be brought before the Meeting which are not reflected in the attached Notice of the Meeting. The enclosed proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the Meeting: (i) matters which the Company does not know, a reasonable time before the proxy solicitation, are to be presented at the Meeting; (ii) approval of the minutes of a prior meeting of shareholders, if such approval does not amount to ratification of the action taken at the meeting; (iii) the election of any person to any office for which a bona fide nominee named in this Proxy Statement is unable to serve or for good cause will not serve; (iv) any proposal omitted from this Proxy Statement and the form of proxy pursuant to Rules 14a 8 or 14a 9 under the Securities Exchange Act of 1934; and (v) matters incident to the conduct of the Meeting. In connection with such matters, the persons named in the enclosed proxy will vote in accordance with their best judgment.

ANNUAL REPORT TO SHAREHOLDERS AND FORM 10 K

This Proxy Statement is accompanied by the Company’s Annual Report to Shareholders for fiscal 2005.

EACH PERSON SOLICITED HEREUNDER CAN OBTAIN A COPY OF J & J’S ANNUAL REPORT ON FORM 10-K FOR FISCAL 2005 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED SEPTEMBER 24, 2005, WITHOUT CHARGE, BY SENDING A WRITTEN REQUEST TO J & J SNACK FOODS CORP., 6000 CENTRAL HIGHWAY, PENNSAUKEN, NEW JERSEY 08109, ATTENTION: DENNIS G. MOORE.

By Order of the Board of Directors,
Dennis G. Moore, Secretary